UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2016

TD Ameritrade Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-35509	82-0543156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South 108th Avenue Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2016, Brian M. Levitt, a designee of The Toronto-Dominion Bank ("TD") under the terms of TD Ameritrade's stockholders agreement, dated June 22, 2005, as amended, was elected to the board of directors as a Class I director, effective October 1, 2016. Mr. Levitt will fill the vacancy created by the retirement of Fredric J. Tomczyk and the expiration of TD's waiver of its right to designate one of its directors, which accommodated the election of Tim Hockey as a member of the board of directors concurrent with his employment as president of the Company, effective January 2, 2016.

Mr. Levitt will be entitled to receive compensation under the terms of the TD Ameritrade Holding Corporation 2006 Directors Incentive Plan (which is described in TD Ameritrade's proxy statement filed with the SEC on January 7, 2016 and incorporated herein), and he will enter into an Indemnification Agreement with TD Ameritrade described in Item 1.01 of the current report on Form 8-K filed with the SEC on November 26, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2016	TD AMERITRADE HOLDING CORPORATION

By: /s/ ELLEN L.S. KOPLOW
Name: Ellen L.S. Koplow
Title: Executive Vice President, General Counsel

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